Exhibit 32.2

STATEMENT PURSUANT TO 18 U.S.C. SECTION 1350,

AS ENACTED BY SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Annual Report on Form 10-K/A for the year ended December 31, 2012 (the “Annual Report”) of Midwest Generation, LLC (the “Company”), and pursuant to 18 U.S.C. Section 1350, as enacted by Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned certifies, to the best of his or her knowledge, that:

1.              The Annual Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

2.              The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 26, 2013

/s/ Douglas R. McFarlan
Douglas R. McFarlan
President
Midwest Generation, LLC

/s/ Maria Rigatti
Maria Rigatti
Vice President
Midwest Generation, LLC

This statement accompanies the Annual Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.